UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On April 26, 2013, the Board of Directors, or the Board, of VIVUS, Inc., or the Company or VIVUS, appointed Robert N. Wilson as a director of the Company. The Board has determined that Mr. Wilson is independent of the Company and its management as defined by the Securities and Exchange Commission and NASDAQ Stock Market, LLC. The Board has not yet determined on which committee(s) Mr. Wilson will serve.

Following Mr. Wilson’s appointment to the Company’s Board, Mr. Wilson received 20,000 restricted stock units, or RSUs, on April 26, 2013. Such RSUs vest as to one-fourth of the units on each anniversary date of grant over a period of four years so long as Mr. Wilson continues service to the Company on such dates.

From 1964 to 2003, Mr. Wilson served in various roles at Johnson & Johnson, a public healthcare company, including the Executive Committee from 1983 through 2003 and vice chairman of the board from 1988 through 2003. Since 2007, Mr. Wilson has also been Chairman of Mevion Medical Systems, Inc. (formerly Still River Systems), a medical device company. Since 2003, Mr. Wilson has served as a member of the board of Synta Pharmaceuticals Corporation, a public biopharmaceutical company, and a member of the board of Charles Schwab Corporation, a public brokerage and banking company. Since 1996, he has been a member of the board of Hess Corporation, a public oil and gas company. From 2004 to 2007, Mr. Wilson was also Chairman of Caxton Health Holdings, LLC, a healthcare-focused investment firm.

Our Board has concluded that Mr. Wilson should serve as a director because of the knowledge and extensive experience in the pharmaceutical industry that he brings to the Board. In addition, Mr. Wilson’s significant experience on other publicly traded company boards of directors and board committees provides him with an understanding of current corporate governance practices and trends and compensation matters that provides value to our Board.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           In connection with Mr. Wilson’s appointment as a director, the Board amended the Company’s Amended and Restated Bylaws to increase the authorized number of directors from six to seven, effective as of April 26, 2013. A copy of Amendment No. 2 to the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 8.01.  Other Events

On April 30, 2013, the Company issued a press release regarding Mr. Wilson’s appointment to the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Important Additional Information

VIVUS, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from VIVUS stockholders in connection with the matters to be considered at VIVUS’s 2013 Annual Meeting of Stockholders. VIVUS intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from VIVUS stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with VIVUS’s 2013 Annual Meeting of Stockholders.  Information regarding the direct and indirect beneficial ownership of VIVUS’s directors and executive officers in VIVUS securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in VIVUS’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013, and in VIVUS’s definitive proxy statement on Schedule 14A in connection with VIVUS’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 25, 2012. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by VIVUS with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of VIVUS’s corporate website at www.vivus.com.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
3.1	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant, as amended on April 26, 2013.

99.1	Press release issued by VIVUS, Inc. dated April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  April 30, 2013

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant, as amended on April 26, 2013.

99.1	Press release issued by VIVUS, Inc. dated April 30, 2013.